EXHIBIT 23(A)(IV)

                           Certificate of Designation

                         THE GABELLI MONEY MARKET FUNDS

                       Certificate of Designation of Class

                                       of

                     Gabelli U.S. Treasury Money Market Fund



         The undersigned majority of the Trustees of The Gabelli Money Market Funds, a Delaware statutory trust (the "Trust"), pursuant to the authority conferred by Article III, Section 6 of the Trust's Agreement and Declaration of Trust (the "Declaration") and the Resolutions of the Board of Trustees adopted August 19, 2008, do hereby establish and designate a Class of Shares of the Gabelli U.S. Treasury Money Market Fund, the only series of the Trust.

         1. RIGHTS, PREFERENCES AND CHARACTERISTICS. The name of the Class shall be Class A, with the relative rights, preferences and characteristics specified in a registration statement on Form N-1A ("Registration Statement") to be filed with the Commission. Any rights, preferences, qualifications, limitations and restrictions with respect to any Class of Shares set forth in the Declaration shall apply to the Class A Shares unless otherwise specified in the Registration Statement, in which case those specified in the Registration Statement shall control.

         2. AMENDMENTS. Subject to the provisions of Article III, Section 5 of the Declaration and applicable law, this Certificate of Designation may be amended by an instrument signed in writing by a majority of the Trustees or by any other manner authorized by the Declaration.

         3.  INCORPORATION  OF DEFINED  TERMS.  Capitalized  terms which are not
defined  herein  shall  have  the  meaning   ascribed  to  those  terms  in  the
Declaration.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned have signed these presents as of the 19th day of August, 2008.


                                             /S/ ANTHONY J. COLAVITA
                                             Anthony J. Colavita



                                             /S/ VINCENT D. ENRIGHT
                                             Vincent D. Enright



                                             -----------------------------------
                                             Mario J. Gabelli



                                             /S/ ROBERT C. KOLODNY, MD
                                             Robert. C. Kolodny, MD



                                             /S/ ANTHONIE C. VAN EKRIS
                                             Anthonie C. van Ekris